UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2015

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

David M. Demski Employment Agreement

As previously disclosed by Globus Medical, Inc. (the “Company”) on its Current Report on Form 8-K filed September 8, 2015, David M. Demski, formerly the Company’s President and Chief Operating Officer, has become Group President, Emerging Technologies, of the Company.

On September 14, 2015, the Company and Mr. Demski entered into an Employment Agreement, effective as of September 8, 2015, which provides for certain severance payments upon a termination of employment for reasons other than for “cause”. The Employment Agreement did not change Mr. Demski’s base salary or the amounts to which Mr. Demski may be entitled under the Company’s non-equity incentive compensation program for 2015, which will be disclosed in the Company’s annual proxy statement. In the event that Mr. Demski is terminated for reasons other than for “cause,” Mr. Demski would be entitled to continue to receive monthly salary payments for one year following termination, with such payments being based on his then-effective base salary amount, and the incentive compensation payment he would have received for the year in which the termination occurs had he remained employed by the Company, subject to the terms of the Employment Agreement and Mr. Demski agreeing to a release of claims against the Company. The terms of Mr. Demski’s compensation were approved by the Compensation Committee. A copy of the Employment Agreement is being filed herewith as Exhibit 10.1 and the contents thereof are hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 14, 2015, by and between Globus Medical, Inc. and David M. Demski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	September 17, 2015	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Senior Vice President,
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 14, 2015, by and between Globus Medical, Inc. and David M. Demski